EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
             EXCHANGE ACT RULE 15D-14(B) AND 18 U.S.C. SECTION 1350

           In connection with the Quarterly Report of Key Gold Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Anderson, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

           i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Key Gold Corporation and will be retained by Key Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


                                               /S/ JOHN ANDERSON
                                               ----------------------------
                                               John Anderson
                                               Chief Executive Officer and
                                               Chief Financial Officer